Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated February 11, 2000 and August 26, 1999, included in TTM Technologies, Inc.'s Form S-1 registration statement (No. 333-39906) and to all references to our Firm included in this registration statement.


/s/ Arthur Anderson LLP
-------------------------------

ARTHUR ANDERSEN LLP
Salt Lake City, Utah
September 20, 2000